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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the Registration Statement of The Hertz Corporation on Form S-3 (File No. 333-34501) and on Form S-8 (File No. 333-80457) of our report dated January 18, 2000, on our audits of the consolidated financial statements and financial statement schedule of The Hertz Corporation as of December 31, 1999 and 1998, and for the years ended December 31, 1999, 1998 and 1997 which report is included in this Annual Report on Form 10-K.

                                           PRICEWATERHOUSECOOPERS LLP

Florham Park, New Jersey
March 17, 2000